Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form N-2 of our report dated February 29, 2024, relating to the financial statements and financial highlights of ArrowMark Financial Corp., for the year ended December 31, 2023, which appear in this Form N-2. We also consent to the inclusion of the Senior Securities table for the five years ended December 31, 2023, which was audited by our firm, in this Form N-2.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 31, 2025